Table of Contents

As filed with the Securities and Exchange Commission on June 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-0218548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hartsfield-Jackson Atlanta International Airport

Atlanta, Georgia 30320-6001

(404) 715-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter W. Carter

Executive Vice President – External Affairs

Delta Air Lines, Inc.

1030 Delta Boulevard

Atlanta, Georgia 30354

(404) 715-2191

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Benjamin Barkley

Kilpatrick, Townsend & Stockton LLP

1100 Peachtree Street, NE, Suite 2800

Atlanta, Georgia 30309

(404) 815-6500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Delta Air Lines, Inc.

Debt Securities

Warrants

Common Stock

Preferred Stock

Rights

Purchase Contracts

Units

We may, from time to time, offer to sell debt securities, warrants, common stock, preferred stock, rights, purchase contracts or units in one or more offerings. In addition, certain selling security holders to be identified in supplements to this prospectus may offer and sell these securities from time to time.

This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. We and any selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, through any other method of sale permitted by applicable law, or through a combination of these methods. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders. Our common stock is listed on the New York Stock Exchange under the symbol “DAL.”

Investing in our securities involves risks. Please consider carefully the risks described under the heading “Risk Factors” on page 1 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2023

Neither we nor any selling security holder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor any selling security holder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor any selling security holder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or a selling security holder may, at any time and from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we or they sell securities pursuant to this registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement. References to the “applicable prospectus supplement” herein are to the prospectus supplement to this prospectus that describes the terms and conditions of a specific offering of securities.

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information.”

Except as otherwise noted herein or as context otherwise requires, references in this prospectus to “Delta,” “we,” “us” and “our” and all similar references are to Delta Air Lines, Inc. and its consolidated subsidiaries. For example, in the “Description of Capital Stock” and “Description of Debt Securities” sections of this prospectus, references to “Delta,” “we,” “us” and “our” are to Delta Air Lines, Inc. and not to any of its subsidiaries.

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file with the SEC after the date of this prospectus, and all other risk factors and information contained or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, before acquiring any of such securities. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta are described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in any subsequent filing incorporated by reference herein, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet website (ir.delta.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may request copies of these filings at no cost through our Investor Relations Department at: Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2170 or our Internet website (ir.delta.com). The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

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We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary, which is qualified in all respects by reference to the contract or document to which it refers, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Internet website listed above.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC are incorporated by reference in this prospectus (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on February 10, 2023;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2022 provided in our Proxy Statement on Schedule 14A filed on April 28, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed on April 13, 2023;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on April 28, 2023, May 23, 2023, June 15, 2023 (Film No. 231017746) and June 15, 2023 (Film No. 231017780); and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed on April 26, 2007, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, unless we specifically say otherwise) from the date of this prospectus and prior to the termination of the applicable offering shall also be deemed to be incorporated by reference in this prospectus. These documents include periodic reports, which include Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information.”

DELTA AIR LINES, INC.

As a global airline based in the U.S., we connect customers across our expansive global network with a commitment to industry-leading customer service, safety and innovation. For the full year 2022, we served approximately 177 million customers.

Our employees provide world-class travel experiences for our customers and best-in-class service, delivering customer satisfaction and brand preference. We remain committed to industry-leading reliability and are consistently among the industry’s best performers.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

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USE OF PROCEEDS

We intend to use the net proceeds from any offering by us of the securities for general corporate purposes, primarily to fund our operations, to repay debt or for any other purpose we describe in any applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder that may be named in a prospectus supplement.

SELLING SECURITY HOLDERS

Selling security holders to be named in a prospectus supplement may, from time to time, offer and sell some or all of our securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling security holders may sell our securities held by them to or through underwriters, dealers or agents or directly to purchasers, through a combination of these methods or through any other method of sale permitted by applicable law, as set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling security holders may also sell, transfer or otherwise dispose of some or all of our securities held by them in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which we refer to as the Securities Act.

If selling security holders offer or sell securities pursuant to this prospectus, an applicable prospectus supplement will, among other things, set forth the name of each selling security holder and the amount of our securities beneficially owned by such selling security holders and being offered in such prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary only and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended, which we refer to as our Certificate of Incorporation, and our Amended and Restated Bylaws, which we refer to as our Bylaws, which have been filed with the SEC and which are incorporated by reference into this prospectus. You should read our Certificate of Incorporation and Bylaws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. This section also summarizes relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. The terms of the DGCL are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws.

Authorized Capital Stock

Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.0001 per share, and 500,000,000 shares of preferred stock, par value $0.0001 per share. As of the close of business on June 12, 2023, we had 643,218,322 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Holders of common stock are entitled to one vote for each share held in their name on all matters submitted to a vote of stockholders and do not have conversion, redemption, preemptive or cumulative voting rights. Except as otherwise set forth in our Bylaws, each director will be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; however, if the number of director nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the Certificate of Incorporation or our Bylaws, the affirmative vote of the holders of a majority of the voting power of our common stock present and entitled to vote at any meeting at which a quorum is present will be the act of our stockholders on any other matters.

Dividends

Subject to the rights of the holders of any shares of preferred stock that may at the time be outstanding, the holders of shares of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for payment of dividends.

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Liquidation Rights

If Delta is liquidated, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of any preferred stock.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol DAL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Preferred Stock

Our Board of Directors is authorized, without further stockholder approval but subject to any limitations prescribed by law, to establish from time to time one or more classes or series of preferred stock covering up to an aggregate of 500,000,000 shares of preferred stock, and to issue these shares of preferred stock in one or more series. Each class or series of preferred stock will cover the number of shares and will have the preferences, voting powers, qualifications and special or relative rights or privileges as are determined by our Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or other rights of the holders of common stock. The issuance of preferred stock could also delay, defer or prevent a change of control of or otherwise negatively affect the market price of Delta’s common stock.

Foreign Ownership Limitation

Our Certificate of Incorporation limits the total number of shares of equity securities held by all persons or entities who fail to qualify as a “citizen of the United States” (as the term is used in Section 40102(a)(15) of Title 49 of the United States Code, as amended, and as interpreted by the U.S. Department of Transportation) to no more than 24.9% of the voting power of our outstanding equity securities. In the event that this threshold is exceeded, the number of votes such holders will be entitled to vote shall be reduced pro rata by such amount so that their aggregate voting power equals this threshold amount. Our Certificate of Incorporation provides that Delta may require a certification from holders of our common stock as to the amount of equity securities held by holders who are not citizens of the United States.

Anti-takeover Provisions

Some provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that these provisions give our Board of Directors the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our stockholders.

Advance Notice Requirements

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

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Delaware Law

Delta is subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Delta and, accordingly, may discourage attempts to acquire Delta even though such a transaction may offer Delta’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

Stockholder Action by Written Consent; Special Meeting of Stockholders

Our Certificate of Incorporation permits stockholders to act by written consent only if it such consent is executed by all of the holders of outstanding stock that would be entitled to vote on such action at a properly called meeting. In addition, our Bylaws provide that special meetings of the stockholders may be called only by the Chair of the Board, the Chief Executive Officer, the Board of Directors, or stockholders constituting more than 20% of the voting power of the outstanding shares of stock entitled to vote generally for the election of directors.

Undesignated Preferred Stock

The ability of our Board of Directors to issue shares of preferred stock without any action on the part of our stockholders may impede a takeover of us and prevent a transaction favorable to the holders of our common stock.

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DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. The following summary of the debt securities is not complete. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in the applicable prospectus supplement. We will also indicate in the applicable prospectus supplement the extent to which the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below.

We will issue the debt securities in one or more series under an indenture between us and U.S. Bank National Association, as trustee, as supplemented from time to time, which we refer to as the indenture. The following summary of the provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. The particular terms and conditions of the debt securities of each series offered by any prospectus supplement will be described in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each supplemental indenture, reflecting the specific terms and provisions of each series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of supplemental indenture that has been filed in the manner described under “Where You Can Find More Information.”

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Delta Air Lines, Inc. and not to any of its subsidiaries.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue thereunder. We may, without the consent of the holders of the debt securities of any series and subject to restrictions imposed by our other obligations, issue additional debt securities ranking equally in right of payment with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of any series offered and sold pursuant to this prospectus and an applicable prospectus supplement will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only. We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of the Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount of the series of debt securities;

•	if other than U.S. dollars, the foreign currency or foreign currencies in which the series of debt securities will be denominated;

•	the date(s) on which the principal of the series of debt securities will be payable or the method of determination thereof;

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•	the rate(s) at which the series of debt securities will bear interest, if any, the date(s) from which that interest will accrue, the date(s) on which that interest will be payable and the terms and conditions of any deferral of interest, additional interest, if any, on the series of debt securities, the right, if any, to extend the interest payment periods and the duration of the extensions, and the record date(s) to determine to which holders interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

•	the offices or agencies where the principal of and any interest on the series of debt securities will be payable;

•	the right, if any, to redeem the series of debt securities, in whole or in part, at our option and the period(s) within which, or the date(s) on which, the price(s) at which and any terms and conditions upon which the series of debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	the obligation, if any, for us to redeem, purchase or repay the series of debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price(s) at which and the period(s) within which or the date(s) on which, and any terms and conditions upon which the series of debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the series of debt securities will be issuable;

•	the percentage of the principal amount at which the series of debt securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	if other than the coin, currency or currencies in which the series of debt securities will be denominated, the coin, currency or currencies in which payment of the principal of or interest on the series of debt securities will be payable, including composite currencies or currency units;

•	if the principal of or interest on the series of debt securities will be payable, at our election or the election of a holder thereof, in a coin or currency other than that in which the series of debt securities will be denominated, the period(s) within which, and the terms and conditions upon which, such election may be made;

•	if the amount of payments of principal of and interest on the series of debt securities may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the series of debt securities will be denominated, the manner in which such amounts will be determined;

•	whether and under what circumstances we will pay additional amounts on the series of debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the series of debt securities rather than pay such additional amounts;

•	any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the series of debt securities;

•	any deletion from, modification of or addition to the events of default or covenants with respect to the series of debt securities;

•	if the series of debt securities will be convertible into or exchangeable for any other security or property of ours, including, without limitation, securities of another person held by us or our affiliates and, if so, the terms thereof;

•	the applicability, if any, of certain covenant defeasance provisions to such series under certain specified circumstances set forth in the indenture;

•	whether the series of debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security, which depositary will be a clearing agency registered under the Exchange Act; and

•	any other terms of the debt securities of the series.

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Interest and Interest Rates

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

If any date of payment of interest on or principal of a debt security, or any date fixed for redemption or repayment of such debt security, falls on a date that is not a business day, then payment of interest or principal and premium, if any, may be made on the next succeeding business day with the same force and effect as if made on the date of payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us in the continental United States for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, which we refer to as DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to exchange or register a transfer of any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

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Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•	we are the continuing entity, or the successor corporation is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the successor corporation (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•	the trustee receives from us an officers’ certificate and an opinion of counsel that the transaction and any such supplemental indenture comply with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the successor corporation will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities; provided, however, that we will not be relieved from the obligation to pay the principal of, premium (if any) and interest on the debt securities except in the case of a sale of all of our assets.

Any substitution of the successor corporation for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

As used in the indenture, “person” means any individual, corporation, business trust, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

Each of the following events are defined in the indenture as an “event of default” with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due and payable, provided a valid extension of an interest payment period by us in accordance with the terms of such debt securities will not consistent a failure to pay;

(2) default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon redemption, by declaration or otherwise;

(3) failure by us to observe or perform in any material respect any covenant or agreement in the indenture with respect to the debt securities of such series (other than a covenant or agreement included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4) we file for bankruptcy, or certain other events in bankruptcy, insolvency or reorganization occur; and

(5) any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and supplemental indenture.

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If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement regarding compliance with the indenture.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3) such holders have offered the trustee indemnity or security reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

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Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption of any debt security;

•	change the coin or currency in which the principal, premium, if any, or interest is payable on any debt security (other than as may be provided otherwise with respect to a series);

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	Impair or affect the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the principal amount of such debt securities of any series whose holders must consent to any modification of the indenture.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	evidence the assumption by a successor corporation of our obligations, as permitted by the indenture;

•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities of any series;

•	cure or correct any ambiguity, defect, omission or inconsistency in the indenture;

•	provide for the issuance of additional debt securities of any series;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•	supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

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•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•	add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default in the payment of principal or premium, if any, or interest on debt securities of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge our obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (5) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

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Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation, which is owned by the users of its regulated subsidiaries.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

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All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and none of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Expect as noted below, we expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.

Unless and until it is exchanged in whole or in part for certificated debt securities, no global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days after we receive notice or become aware of such event;

(2) we execute and deliver to the trustee written instructions that such debt securities will be so exchangeable; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, société anonyme, which we refer to as Clearstream, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Euroclear and Clearstream are securities clearance systems in Europe. Euroclear and Clearstream hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

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Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Other

The information in this section of this prospectus concerning DTC, Euroclear, Clearstream and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. You are urged to contact DTC, Euroclear, Clearstream or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Euroclear, and Clearstream will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures, which may be discontinued at any time. None of us, the trustee or any of our agents will have any responsibility for the performance or nonperformance by DTC, Euroclear, and Clearstream or their respective participants of these or any other rules or procedures governing their respective operations.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future incorporator, stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any obligation, covenant or agreement under the indenture or any debt security for a claim based thereon or otherwise in respect thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture. We have had and may continue to have commercial banking and other service relationships with the trustee in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if after an event of default has occurred and is continuing, the trustee acquires any conflicting interest it must eliminate such interest or resign.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, rights or units issued by us that may be offered by us or a selling security holder.

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PLAN OF DISTRIBUTION

We and any selling security holder may sell the offered securities described in this prospectus from time to time in one or more transactions:

•	to one or more purchasers directly;

•	to or through underwriters for public offering and sale by them;

•	to or through agents or dealers;

•	through any other method of sale permitted by applicable law; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will describe the terms of any sale of offered securities being registered hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of the offered securities and will describe their compensation. Underwriters may offer and sell the offered securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of the offered securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the offered securities for whom they may act as agent. Underwriters may be involved in any at the market offering of the offered securities by or on our behalf.

Underwriters may sell the offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of the offered securities, as well as any commissions payable to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the offered securities being offered pursuant to this prospectus, the offered securities may be sold to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the applicable prospectus supplement describes. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement.

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We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be identified in the applicable prospectus supplement.

Underwriters, dealers, agents, remarketing firms or third parties involved in derivatives transactions participating in a sale of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We and any selling security holder may sell the offered securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the offered securities.

We and any selling security holder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, the securities, other than the common stock, will not be listed on any securities exchange. Any underwriters that purchase the offered securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any of the offered securities.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Delta Air Lines, Inc. for the three-month periods ended March 31, 2023 and March 31, 2022 incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 13, 2023, included in Delta Air Lines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities in respect of which this prospectus is being delivered will be passed on by Kilpatrick Townsend & Stockton LLP, Atlanta, GA, and the legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed on by counsel named in the applicable prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered hereby. All amounts are estimates.

Amount to be Paid
SEC registration fee	$		*
Legal fees and expenses (including Blue Sky fees)		*	*
Accounting fees and expenses		*	*
Printing expenses		*	*
Rating agency fees		*	*
Trustee’s fees and expenses		*	*
Miscellaneous expenses		*	*
TOTAL	$	*	*

* The registrant is registering an unspecified amount of each identified class of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

** These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document
1.1	Form of Underwriting Agreement*

3.1(a)	Delta’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Delta’s Current Report on Form 8-K as filed on April 30, 2007)

3.1(b)	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Delta’s Current Report on Form 8-K as filed on June 27, 2014)

3.2	Delta’s Bylaws (incorporated by reference to Exhibit 3.1 to Delta’s Current Report on Form 8-K as filed on December 9, 2022)

4.1	Indenture dated as of March 6, 2017, between Delta Air Lines, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Delta’s Form S-3 (File No. 333-216463) filed on March 6, 2017)

4.2	Form of Debt Securities*

4.3	Form of Warrant Agreement*

4.4	Form of Certificate of Designations for Preferred Stock*

4.5	Form of Purchase Contract*

4.6	Form of Rights Agreement*

4.7	Form of Unit Agreement*

5.1	Opinion of Kilpatrick Townsend & Stockton LLP

15	Letter from Ernst & Young LLP regarding unaudited interim financial information

23.1	Consent of Ernst & Young LLP

23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank National Association, as Trustee under the Indenture
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.

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ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 16, 2023.

DELTA AIR LINES, INC.

By:	/s/ Daniel C. Janki
	NAME:	Daniel C. Janki
	TITLE:	Executive Vice President and Chief Financial Officer

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SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Delta Air Lines, Inc., hereby severally constitute and appoint Edward H. Bastian and Daniel C. Janki our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below and any amendment to the registration statement on Form S-3 filed herewith, including any post-effective amendments to said registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Delta Air Lines, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on June 16, 2023.

SIGNATURE	TITLE

/s/ Edward H. Bastian	Chief Executive Officer and Director
Edward H. Bastian	(Principal Executive Officer)

/s/ Daniel C. Janki	Executive Vice President and Chief Financial Officer
Daniel C. Janki	(Principal Financial Officer)

/s/ William C. Carroll	Senior Vice President - Controller
William C. Carroll	(Principal Accounting Officer)

/s/ David S. Taylor	Chair of the Board
David S. Taylor

/s/ Greg Creed	Director
Greg Creed

/s/ David G. DeWalt	Director
David G. DeWalt

/s/ William H. Easter III	Director
William H. Easter III

/s/ Leslie D. Hale	Director
Leslie D. Hale

/s/ Christopher A. Hazleton	Director
Christopher A. Hazleton

/s/ Michael P. Huerta	Director
Michael P. Huerta

/s/ Jeanne P. Jackson	Director
Jeanne P. Jackson

/s/ George N. Mattson	Director
George N. Mattson

/s/ Vasant M. Prabhu	Director
Vasant M. Prabhu

/s/ Sergio A. L. Rial	Director
Sergio A. L. Rial

/s/ Kathy N. Waller	Director
Kathy N. Waller

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